EXHIBIT 99.1

         AUTODESK REPORTS RECORD FOURTH QUARTER REVENUES OF $417 MILLION

              RAISES REVENUE AND EARNINGS GUIDANCE FOR FISCAL 2007

    SAN RAFAEL, Calif., Feb. 28 /PRNewswire-FirstCall/ -- Autodesk, Inc. (Nasdaq: ADSK) today announced financial results for its fourth fiscal quarter ended January 31, 2006. For the fourth quarter, Autodesk reported record net revenues of $417 million, a 17 percent increase over $356 million reported in the fourth quarter of the prior year. On a constant currency basis, revenues increased 23 percent.

    Fourth quarter net income was $83 million, or $0.33 per diluted share on a GAAP basis and $91 million, or $0.37 per diluted share on a non-GAAP basis. Fourth quarter non-GAAP net income excludes $8 million in-process R&D expenses related to the acquisition of Alias and $1 million amortization of purchased intangibles. Net income in the fourth quarter of the prior year was $66 million, or $0.26 per diluted share on a GAAP basis, and $75 million, or $0.30 per diluted share on a non-GAAP basis.

    "Autodesk had an excellent finish to another outstanding year," said Carol Bartz, Autodesk chairman and CEO. "Customer demand for our products continues to be very strong. Through solid execution we significantly increased revenues and profitability for the third year in a row."

    Autodesk's performance was driven by strong growth in new seats and subscriptions, increasing penetration of its vertical and 3D products and continued strong profitability. In addition, during the quarter the company completed the acquisition of Alias for $197 million.

    Unlike trends at many major software companies, revenues from new seats and emerging businesses continued to be strong, representing approximately two-thirds of total revenues in the fourth quarter. Revenues from new commercial seats increased 16 percent over the fourth quarter of the prior year and 23 percent on a constant currency basis.

    Subscription revenues, which are called maintenance in the financial statements, increased 53 percent over the fourth quarter of last year and exceeded upgrade revenue for the quarter and the full year. Combined revenues from subscription and upgrades continue to represent approximately one-third of total revenues. Consistent with the growth in subscriptions and the company's movement of the retirement of the AutoCAD 2002-based family of products to March 2006, upgrade revenues decreased compared to the fourth quarter of the prior year.

    The company's vertical and 3D products continue to increase their market penetration. In the fourth quarter of fiscal 2006, combined revenues from new commercial seats of the company's 3D products increased 73 percent over the prior year.

    During the quarter, Autodesk continued to show strong profitability. Operating margins increased to 23 percent on a GAAP basis compared to 22 percent in the prior year. Non-GAAP operating margins were flat compared to the prior year at 25 percent. The acquisition of Alias decreased fourth quarter non-GAAP operating margins by 1 percentage point.

    "We are very confident about our future and are raising our guidance," said Bartz. "In March, we will retire the AutoCAD 2002-based family of products. Immediately after, we will launch our new product portfolio with significant new releases of all of our major products and then begin the retirement of the AutoCAD 2004-based family of products. Our 3D products are showing dramatic growth and we continue to improve our productivity and profitability. I have never been more optimistic about Autodesk's opportunities."

    Fiscal 2006 Review
    Fiscal 2006 revenues increased 23 percent over last year to $1.523 billion. GAAP net income for fiscal 2006 was $329 million compared to $222 million in fiscal 2005, an increase of 48 percent. Fiscal 2006 GAAP earnings per diluted share were $1.33 compared to $0.90 in fiscal 2005, an increase of 48 percent. Fiscal 2006 GAAP net income includes net tax benefits totaling $19 million, pre-tax in-process R&D expenses of $8 million and $1 million of pre-tax amortization of purchased intangibles, both related to the Alias acquisition. Fiscal 2005 GAAP net income included tax benefits totaling $24 million and $27 million in pre-tax restructuring charges. Excluding these items, non-GAAP net income for fiscal 2006 was $316 million and $218 million in the prior year. Non-GAAP earnings per diluted share were $1.28 in fiscal 2006 and $0.88 in fiscal 2005. Once again, full year GAAP net income was higher than non-GAAP.

    Business Outlook
    The following statements are forward looking statements which are based on current expectations and which involve risks and uncertainties some of which are set forth below.

    Full Year Fiscal 2007
    For fiscal year 2007, net revenues are expected to increase in the range of 18 to 20 percent compared to fiscal 2006. On a constant currency basis, fiscal 2007 net revenue growth rate guidance would have been approximately 3 percentage points higher or 21 to 23 percent. The acquisitions of Alias and Constructware account for approximately 6 percentage points of the fiscal 2007 revenue growth.

    GAAP earnings per diluted share are expected to be between $1.12 and $1.17. Non-GAAP earnings per diluted share are expected to be between $1.45 and $1.50. Non-GAAP earnings per diluted share exclude $0.05 for the amortization of acquisition related intangibles and $0.28 related to stock based compensation expenses as required by SFAS No. 123R, which becomes effective to Autodesk commencing in the first quarter of fiscal 2007.

    First Quarter Fiscal 2007
    Net revenues for the first quarter of fiscal 2007 are expected to be between $425 and $435 million. GAAP earnings per diluted share are expected to be between $0.22 and $0.24. Non-GAAP earnings per diluted share are expected to be between $0.30 and $0.32 and exclude $0.07 related to stock based compensation expenses, and $0.01 for the amortization of acquisition related intangibles.

    Second Quarter Fiscal 2007
    Net revenues for the second quarter of fiscal 2007 are expected to be between $440 and $450 million. GAAP earnings per diluted share are expected to be between $0.26 and $0.28. Non-GAAP earnings per diluted share are expected to be between $0.34 and $0.36 and exclude $0.07 related to stock based compensation expenses, and $0.01 for the amortization of acquisition related intangibles.

    As previously indicated, Autodesk currently believes that its effective tax rate will increase to 23 percent in fiscal year 2007.

    A reconciliation of the above non-GAAP measures to the corresponding GAAP amounts is provided at the end of this press release.

    Safe Harbor Statement
    This press release contains forward-looking statements that involve risks and uncertainties, including statements in the paragraphs under "Business Outlook" above, statements regarding our expected effective tax rate, our new product portfolio and other statements regarding our anticipated performance. Factors that could cause actual results to differ materially include the following: general market and business conditions, the timing and degree of expected investments in growth opportunities, changes in the timing of product releases and retirements, difficulties encountered in integrating the Alias business or in achieving expected earnings accretion, failure to successfully integrate new or acquired businesses and technologies, failure to achieve sufficient sell-through in our channels for new or existing products, failure of key new applications to achieve anticipated levels of customer acceptance, pricing pressure, failure to achieve continued cost reductions and productivity increases, failure to achieve continued migration from 2D products to 3D products, unanticipated changes in tax rates and tax laws, mix of geographic earnings, unexpected outcomes of matters relating to litigation, failure to achieve continued success in technology advancements, continued fluctuation in foreign currency exchange rates, the financial and business condition of our reseller and distribution channels, renegotiation or termination of royalty or intellectual property arrangements, interruptions or terminations in the business of the company's consultants or third party developers, failure to grow lifecycle management or collaboration products, and unanticipated impact of accounting for technology acquisitions.

    Further information on potential factors that could affect the financial results of Autodesk are included in the company's report on Form 10-K for the year ended January 31, 2005 and Form 10-Q for the quarter ended October 31, 2005, which are each on file with the Securities and Exchange Commission.

    Autodesk will host its fourth quarter earnings announcement today at 5:00 p.m. EST. The live announcement may be accessed at 866-831-6234 or 617-213-8854 (passcode: 60400110). A replay of the call will be available at 4:00pm PST on our website at www.autodesk.com/investors or by dialing 888-286-8010 or 617-801-6888 (passcode: 95234203). An audio webcast and podcast will also be available beginning at 5:00 p.m. EST at www.autodesk.com/investors. This replay will be maintained on our website for at least twelve months.

    About Autodesk
    Autodesk, Inc. is wholly focused on ensuring that great ideas are turned into reality. With seven million users, Autodesk is the world's leading software and services company for the building, manufacturing, infrastructure, digital media, and wireless data services fields. Autodesk's solutions help customers create, manage, and share their data and digital assets more effectively. As a result, customers turn ideas into competitive advantage by becoming more productive, streamlining project efficiency, and maximizing profits. Founded in 1982, Autodesk is headquartered in San Rafael, California. For additional information about Autodesk, please visit www.autodesk.com.

    Investors:  Sue Pirri, sue.pirri@autodesk.com, 415-507-6467
                John Clancy, john.clancy@autodesk.com 415-507-6373

    Press: Caroline Kawashima, caroline.kawashima@autodesk.com, 415-547-2498 Nicole Pack, nicole.pack@autodesk.com, 415-507-6282

Autodesk, Inc.
Reconciliation of Diluted Net Income Per Share on a GAAP basis to Diluted Net Income Per Share on a Non-GAAP Basis
Fiscal Year Ended January 31, 2007
Unaudited

                           Three Months          Three Months          Fiscal Year
                              Ended                 Ended                 Ended
                          April 30, 2006        July 31, 2006        January 31, 2007
                       -------------------   -------------------   -------------------
                          Low       High        Low       High        Low       High
                          end        end        end        end        end        end
                       of range   of range   of range   of range   of range   of range
                       --------   --------   --------   --------   --------   --------
Diluted net
 income per
 share on a
 GAAP basis            $   0.22   $   0.24   $   0.26   $   0.28   $   1.12   $   1.17
Stock based
 compensation
 expense in
 accordance
 with SFAS
 No. 123R                  0.07       0.07       0.07       0.07       0.28       0.28
Amortization
 of acquisition-
 related
 intangibles               0.01       0.01       0.01       0.01       0.05       0.05
Diluted net
 income per
 share on a
 non-GAAP basis        $   0.30   $   0.32   $   0.34   $   0.36   $   1.45   $   1.50

Autodesk, Inc.
Consolidated Statements of Income
(In millions, except per share data)

                                               Three Months
                                                  Ended                     Year Ended
                                                January 31,                 January 31,
                                        -------------------------   -------------------------
                                            2006          2005          2006          2005
                                        -----------   -----------   -----------   -----------
                                               (Unaudited)          (Unaudited)    (Audited)
Net revenues:
   License and other                    $     336.5   $     303.7   $   1,246.7   $   1,057.1

   Maintenance                                 80.3          52.5         276.5         176.7

      Total net revenues                      416.8         356.2       1,523.2       1,233.8

Costs and expenses:
   Cost of license and other revenues          38.5          39.6         157.8         152.5

   Cost of maintenance revenues                 2.0           4.4          13.1          17.0

   Marketing and sales                        156.0         134.4         553.8         461.9

   Research and development                    88.7          63.2         301.6         239.4

   General and administrative                  34.3          24.6         127.1         101.4

   Restructuring                                 --          11.8            --          26.7

      Total costs and expenses                319.5         278.0       1,153.4         998.9

Income from operations                         97.3          78.2         369.8         234.9

Interest and other income, net                  4.1           4.0          13.2          11.4

Income before income taxes                    101.4          82.2         383.0         246.3

Provision for income taxes                    (18.4)        (16.4)        (54.1)        (24.8)

Net income                              $      83.0   $      65.8   $     328.9   $     221.5

Basic net income per share              $      0.36   $      0.29   $      1.44   $      0.98

Diluted net income per share            $      0.33   $      0.26   $      1.33   $      0.90

Shares used in computing basic
    net income per share                      229.7         227.8         229.0         227.0

Shares used in computing diluted
    net income per share                      248.9         252.7         247.5         247.0

Autodesk, Inc.
Non-GAAP Consolidated Statements of Income
(See non-GAAP adjustments listed in the tables below)
(In millions, except per share data)

                                               Three Months
                                                  Ended                     Year Ended
                                                January 31,                 January 31,
                                        -------------------------   -------------------------
                                            2006          2005          2006          2005
                                        -----------   -----------   -----------   -----------
                                               (Unaudited)                 (Unaudited)
Net revenues:

   License and other                    $     336.5   $     303.7   $   1,246.7   $   1,057.1

   Maintenance                                 80.3          52.5         276.5         176.7

      Total net revenues                      416.8         356.2       1,523.2       1,233.8

Costs and expenses:
   Cost of license and other revenues          38.2          39.6         157.5         152.5

   Cost of maintenance revenues                 2.0           4.4          13.1          17.0

   Marketing and sales                        156.0         134.4         553.8         461.9

   Research and development                    80.8          63.2         293.7         239.4

   General and administrative                  33.9          24.6         126.7         101.4

      Total costs and expenses                310.9         266.2       1,144.8         972.2

Income from operations                        105.9          90.0         378.4         261.6

Interest and other income, net                  4.1           4.0          13.2          11.4

Income before income taxes                    110.0          94.0         391.6         273.0

Provision for income taxes                    (18.8)        (18.8)        (75.2)        (54.6)

Non-GAAP net income                     $      91.2   $      75.2   $     316.4   $     218.4

Basic non-GAAP net income per share     $      0.40   $      0.33   $      1.38   $      0.96

Diluted non-GAAP net income per share   $      0.37   $      0.30   $      1.28   $      0.88

Shares used in computing basic
    non-GAAP net income per share             229.7         227.8         229.0         227.0

Shares used in computing diluted
    non-GAAP net income per share             248.9         252.7         247.5         247.0

                                                   Three Months
                                                       Ended                  Year Ended
                                                     January 31,              January 31,
                                              -----------------------   -----------------------
                                                 2006         2005         2006         2005
                                              ----------   ----------   ----------   ----------
                                                    (Unaudited)               (Unaudited)
A reconciliation between costs of
 license revenues on a GAAP
 basis and non-GAAP costs of license
 revenues is as follows:

GAAP cost of license revenues                 $     38.5   $     39.6   $    157.8   $    152.5

Amortization of developed technology
 (Alias)                                            (0.3)          --         (0.3)          --

Non-GAAP cost of license revenues             $     38.2   $     39.6   $    157.5   $    152.5

A reconciliation between research and
 development on a GAAP basis and
 non-GAAP research and development
 is as follows:

GAAP research and development                 $     88.7   $     63.2   $    301.6   $    239.4

In-process research and development
 (Alias)                                            (7.9)          --         (7.9)          --

Non-GAAP research and development             $     80.8   $     63.2   $    293.7   $    239.4

A reconciliation between general and
 administrative on a GAAP basis and
 non-GAAP general and administrative
 is as follows:

GAAP general and administrative               $     34.3   $     24.6   $    127.1   $    101.4

Amortization of customer relationships,
 trademarks and deferred compensation
 (Alias)                                            (0.4)          --         (0.4)          --

Non-GAAP general and administrative           $     33.9   $     24.6   $    126.7   $    101.4

A reconciliation between costs and
 expenses on a GAAP basis and
 non-GAAP costs and expenses is as
 follows:

GAAP costs and expenses                       $    319.5   $    278.0   $  1,153.4   $    998.9

Amortization of developed technology
 (Alias)                                            (0.3)          --         (0.3)          --

In-process research and development
 (Alias)                                            (7.9)          --         (7.9)          --

Amortization of customer relationships,
 trademarks and deferred compensation
 (Alias)                                            (0.4)          --         (0.4)          --

Restructuring                                         --        (11.8)          --        (26.7)

Non-GAAP costs and expenses                   $    310.9   $    266.2   $  1,144.8   $    972.2

A reconciliation between income from
 operations on a GAAP basis and
 non-GAAP income from operations
 is as follows:

GAAP income from operations                   $     97.3   $     78.2   $    369.8   $    234.9

Amortization of developed technology
 (Alias)                                             0.3           --          0.3           --

In-process research and development
 (Alias)                                             7.9           --          7.9           --

Amortization of customer relationships,
 trademarks and deferred compensation
 (Alias)                                             0.4           --          0.4           --

Restructuring                                         --         11.8           --         26.7

Non-GAAP income from operations               $    105.9   $     90.0   $    378.4   $    261.6

A reconciliation between provision
 for income taxes on a GAAP basis and
 non-GAAP provision for income taxes
 is as follows:

GAAP provision for income taxes               $    (18.4)  $    (16.4)  $    (54.1)  $    (24.8)

Income tax effect on difference between
 GAAP and non-GAAP total costs and expenses
 at the normalized rate                             (1.7)        (2.4)        (1.7)        (5.3)

Dividends received deduction benefit
 for prior fiscal years                               --           --        (12.5)       (15.6)

Non-recurring tax benefits                           1.3           --         (6.9)        (8.9)

Non-GAAP provision for income taxes           $    (18.8)  $    (18.8)  $    (75.2)  $    (54.6)

A reconciliation between net income
 on a GAAP basis and non-GAAP net
 income is as follows:

GAAP net income                               $     83.0   $     65.8   $    328.9   $    221.5

Amortization of developed technology
 (Alias)                                             0.3           --          0.3           --

In-process research and development
 (Alias)                                             7.9           --          7.9           --

Amortization of customer relationships,
 trademarks and deferred compensation
 (Alias)                                             0.4           --          0.4           --

Restructuring                                         --         11.8           --         26.7

Income tax effect on difference
 between GAAP and non-GAAP total
 costs and expenses at the
 normalized rate                                    (1.7)        (2.4)        (1.7)        (5.3)

Dividends received deduction benefit
 for prior fiscal years                               --           --        (12.5)       (15.6)

Non-recurring tax benefits                           1.3           --         (6.9)        (8.9)

Non-GAAP net income                           $     91.2   $     75.2   $    316.4   $    218.4

A reconciliation between diluted net
 income per share on a GAAP basis and
 diluted non-GAAP net income per share
 is as follows:

GAAP diluted net income per share             $     0.33   $     0.26   $     1.33   $     0.90

Amortization of developed technology
 (Alias)                                            0.00           --         0.00           --

In-process research and development
 (Alias)                                            0.04           --         0.04           --

Amortization of customer relationships,
 trademarks and deferred compensation
 (Alias)                                            0.00           --         0.00           --

Restructuring                                         --         0.05           --         0.11

Income tax effect on difference
 between GAAP and non-GAAP total
 costs and expenses at the
 normalized rate                                   (0.01)       (0.01)       (0.01)       (0.02)

Dividends received deduction benefit
 for prior fiscal years                               --           --        (0.05)       (0.07)

Non-recurring tax benefits                          0.01           --        (0.03)       (0.04)

Non-GAAP diluted net income per share         $     0.37   $     0.30   $     1.28   $     0.88

    To supplement our consolidated financial statements presented on a GAAP basis, Autodesk uses non-GAAP measures of operating results, net income and net income per share, which are adjusted to exclude certain costs, expenses, gains and losses we believe appropriate to enhance an overall understanding of our past financial performance and also our prospects for the future. These adjustments to our GAAP results are made with the intent of providing both management and investors a more complete understanding of Autodesk's underlying operational results and trends and our marketplace performance. For example, the non-GAAP results are an indication of our baseline performance before gains, losses or other charges that are considered by management to be outside of our core operating results. In addition, these adjusted non-GAAP results are among the primary indicators management uses as a basis for our planning and forecasting of future periods. The presentation of this additional information is not meant to be considered in isolation or as a substitute for net income or diluted net income per share prepared in accordance with generally accepted accounting principles in the United States.

Autodesk, Inc.
Condensed Consolidated Balance Sheets
(In millions)

                                                    January 31,     January 31,
                                                       2006            2005
                                                   ------------    ------------
                                                   (Unaudited)       (Audited)
ASSETS:

Current assets:
  Cash and cash equivalents                        $      287.2    $      517.7
  Marketable securities                                    90.3            15.0
  Accounts receivable, net                                261.4           196.8
  Inventories                                              14.2            12.5
  Deferred income taxes                                    64.4            14.3
  Prepaid expenses and other current assets                29.3            25.5
Total current assets                                      746.8           781.8

Computer equipment, software, furniture and
 leasehold improvements, net                               61.4            69.6
Purchased technologies and capitalized
 software, net                                             49.8             9.3
Goodwill                                                  318.2           166.6
Deferred income taxes, net                                129.2           105.1
Other assets                                               55.4             9.8
                                                   $    1,360.8    $    1,142.2

LIABILITIES AND STOCKHOLDERS' EQUITY:

Current liabilities:
  Accounts payable                                 $       56.4    $       46.2
  Accrued compensation                                    121.3           140.6
  Accrued income taxes                                     10.8            41.6
  Deferred revenues                                       249.8           178.7
  Other accrued liabilities                                68.6            61.2
Total current liabilities                                 506.9           468.3

Deferred revenues                                          35.8            15.5
Other liabilities                                          26.8            10.3

Stockholders' equity:
  Preferred stock                                            --              --
  Common stock and additional paid-in capital             773.7           625.2
  Accumulated other comprehensive loss                     (7.4)           (2.8)
  Deferred compensation                                    (6.1)           (0.3)
  Retained earnings                                        31.1            26.0
Total stockholders' equity                                791.3           648.1
                                                   $    1,360.8    $    1,142.2

Autodesk, Inc.
Condensed Consolidated Statements of Cash Flows
(In millions)

                                                      January 31,     January 31,
                                                         2006            2005
                                                     ------------    ------------
                                                      (Unaudited)      (Audited)
Operating Activities
  Net income                                         $      328.9    $      221.5
  Adjustments to reconcile net income to net
   cash provided by operating activities:
       Charge for acquired in-process
        research & development                                9.1              --
       Depreciation and amortization                         43.7            51.9
       Stock compensation expense                             0.6             3.9
       Net loss on fixed asset disposals                      0.1             0.6
       Tax benefits from employee stock plans               124.0           116.9
       Restructuring related charges, net                      --             9.2
       Changes in operating assets and
        liabilities                                         (91.2)          (30.9)
Net cash provided by operating activities                   415.2           373.1

Investing Activities
  Net (purchases) sales and maturities of
   available-for-sale marketable securities                 (67.3)          233.7
  Purchases of restricted financial instruments              (8.1)           (3.0)
  Capital and other expenditures                            (20.5)          (40.8)
  Business combinations, net of cash acquired              (242.1)          (11.8)
  Other investing activities                                   --            (2.4)
Net cash (used in) provided by investing
 activities                                                (338.0)          175.7

Financing activities
  Proceeds from issuance of common stock,
   net of issuance costs                                    144.6           242.2
  Repurchases of common stock                              (446.8)         (546.4)
  Dividends paid                                             (3.4)          (13.5)
Net cash used in financing activities                      (305.6)         (317.7)

Effect of exchange rate changes on cash and
 cash equivalents                                            (2.1)            4.4

Net (decrease) increase in cash and cash
 equivalents                                               (230.5)          235.5
Cash and cash equivalents at beginning of year              517.7           282.2
Cash and cash equivalents at end of year             $      287.2    $      517.7

Supplemental cash flow information:
  Net cash paid during the period for
   income taxes                                      $       44.2    $       16.5

Supplemental non-cash investing activity:
  Accounts receivable and other receivable
   reductions as partial consideration in
   business combinations                             $        2.4    $         --

Fiscal Year
 2006                           QTR 1               QTR 2               QTR 3               QTR 4              YTD2006
-------------------------  ----------------    ----------------    ----------------    ----------------    ----------------
Financial
 Statistics
 (in millions):
Total net
 revenues                  $          355.1    $          373.0    $          378.3    $          416.8    $        1,523.2
  License and
   other
   revenues                $          296.4    $          309.4    $          304.4    $          336.5    $        1,246.7
  Maintenance
   revenues                $           58.7    $           63.6    $           73.9    $           80.3    $          276.5

Gross Margin -
 GAAP and Non-GAAP                       88%                 88%                 89%                 90%                 89%

GAAP Operating
 Expenses                  $          221.0    $          239.6    $          242.8    $          279.0    $          982.5
GAAP Operating
 Margin                                  26%                 24%                 25%                 23%                 24%
GAAP Net Income            $           76.1    $           75.3    $           94.5    $           83.0    $          328.9
GAAP Net
 Income Per Share
 (diluted)                 $           0.31    $           0.30    $           0.38    $           0.33    $           1.33

Non-GAAP
 Operating
 Expenses
 (1)(2)                    $          221.0    $          239.6    $          242.8    $          270.7    $          974.2
Non-GAAP
 Operating
 Margin (1)(3)                           26%                 24%                 25%                 25%                 25%
Non-GAAP Net
 Income (1)(4)             $           74.9    $           73.4    $           77.0    $           91.2    $          316.4
Non-GAAP Net
 Income Per
 Share (diluted)
 (1)(5)                    $           0.30    $           0.29    $           0.31    $           0.37    $           1.28

Total Cash and
 Marketable
 Securities                $          537.8    $          521.5    $          547.9    $          377.5    $          377.5
Days Sales
 Outstanding                             48                  49                  48                  56                  56
Capital
 Expenditures              $            5.5    $            4.4    $            5.4    $            5.2    $           20.5
Cash from
 Operations                $           63.3    $          113.0    $          124.9    $          114.0    $          415.2
GAAP Depreciation
 and Amortization          $           12.6    $           11.7    $            9.5    $            9.9    $           43.7

Revenue by
 Geography
 (in millions):
Americas                   $          130.5    $          141.3    $          160.3    $          177.1    $          609.2
Europe                     $          134.1    $          140.6    $          133.4    $          150.1    $          558.2
Asia/Pacific               $           90.5    $           91.1    $           84.6    $           89.6    $          355.8

Revenue by
 Division (in
 millions):
Design
 Solutions
 Segment                   $          313.2    $          325.8    $          333.8    $          371.7    $        1,344.5
  Manufacturing
   Solutions
   Division                $           59.1    $           60.2    $           63.3    $           74.4    $          256.9
  Infrastructure
   Solutions
   Division                $           39.3    $           42.4    $           44.1    $           52.5    $          178.4
  Building
   Solutions
   Division                $           37.1    $           43.0    $           45.1    $           52.4    $          177.6
  Platform
   Technology
   Division
   and other               $          177.7    $          180.2    $          181.3    $          192.4    $          731.6

Media and
 Entertainment
 Segment                   $           41.2    $           45.1    $           42.9    $           43.0    $          172.3

Other Revenue
 Statistics:
Upgrade Revenue
 (in millions)             $           64.6    $           71.0    $           63.6    $           76.1    $          275.3

% of Revenue
 from AutoCAD,
 AutoCAD upgrades
 and AutoCAD LT                          47%                 44%                 43%                 43%                 44%
% of Revenue
 from 3D design
 products                                16%                 18%                 19%                 21%                 19%

Deferred
 Maintenance
 Revenue (in
 millions):
Deferred
 Maintenance
 Revenue
 Balance                   $          166.1    $          179.2    $          185.0    $          213.4    $          213.4

Favorable
 (Unfavorable)
 Impact of U.S.
 Dollar
 Translation
 Relative to
 Foreign
 Currencies
 Compared to
 Comparable
 Prior Year
 Period (in
 millions):
Total Net
 Revenues                  $            6.6    $            5.6    $           (0.2)   $          (21.1)   $           (9.1)
Total Operating
 Expenses                  $           (2.4)   $           (1.7)   $           (0.7)   $            3.8    $           (1.0)
Net Income                 $            4.2    $            3.9    $           (0.9)   $          (17.3)   $          (10.1)

Operating Income
 (Loss) by Segment
 (in millions):
Design
 Solutions                 $          151.5    $          155.0    $          161.4    $          178.7    $          646.6
Media and
 Entertainment             $            8.4    $            9.5    $            5.5    $            9.6    $           33.0
Unallocated
 amounts                   $          (69.3)   $          (75.6)   $          (73.8)   $          (91.1)   $         (309.8)

Common Stock
 Statistics:
Stock Out-
 standing                       228,612,000         228,412,000         230,179,000         229,614,000         229,614,000
Fully
 Diluted
 Shares Out-
 standing                       249,272,000         250,310,000         249,462,000         248,921,000         247,546,000
Stock Re-
 purchased                        2,497,700           3,503,896           3,223,775           2,500,000          11,725,371

Fiscal Year
 2006                           QTR 1               QTR 2               QTR 3               QTR 4              YTD2006
-------------------------  ----------------    ----------------    ----------------    ----------------    ----------------
Installed
 Base
 Statistics:
AutoCAD
Total
 AutoCAD-
 based
 Installed
 Base                             3,700,800           3,747,000           3,803,000           3,871,300           3,871,300
Stand-alone
 AutoCAD                                                                                                          2,646,800
AutoCAD
 Mechanical                                                                                                         171,200
AutoCAD Map                                                                                                         222,900
Architectural
 Desktop                                                                                                            441,700
Land Desktop                                                                                                         82,800

AutoCAD LT
 Installed
 Base                                                                                                             3,009,000

Total Inventor
 Installed
 Base                               445,800             470,800             511,300             548,600             548,600

Customers on
 Subscription                                                                                                       795,800

     (1) To supplement our consolidated financial statements presented on a GAAP basis, Autodesk uses non-GAAP measures of operating results, net income and net income per share, which are adjusted to exclude certain costs, expenses, gains and losses we believe appropriate to enhance an overall understanding of our past financial performance and also our prospects for the future. These adjustments to our GAAP results are made with the intent of providing both management and investors a more complete understanding of Autodesk's underlying operational results and trends and our marketplace performance. For example, the non-GAAP results are an indication of our baseline performance before gains, losses or other charges that are considered by management to be outside of our core operating results.

     In addition, these adjusted non-GAAP results are among the primary indicators management uses as a basis for our planning and forecasting of future periods. The presentation of this additional information is not meant to be considered in isolation or as a substitute for net income or diluted net income per share prepared in accordance with generally accepted accounting principles in the United States.

(2) GAAP
 Operating
 Expenses                  $    221.0    $    239.6    $    242.8    $    279.0    $    982.5
In-process
 research and
 development
 (Alias)                           --            --            --          (7.9)         (7.9)
Amortization of
 customer
 relationships,
 trademarks and
 deferred
 compensation
 (Alias)                           --            --            --          (0.4)         (0.4)
Non-GAAP
 Operating
 Expenses                  $    221.0    $    239.6    $    242.8    $    270.7    $    974.2

(3) GAAP
 Operating
 Margin                            26%           24%           25%           23%           24%
Amortization of
 developed
 technology
 (Alias)                           --            --            --             0%            0%
In-process
 research and
 development
 (Alias)                           --            --            --             2%            1%
Amortization of
 customer
 relationships,
 trademarks and
 deferred
 compensation
 (Alias)                           --            --            --             0%            0%
Non-GAAP
 Operating
 Margin                            26%           24%           25%           25%           25%

(4) GAAP Net
 Income                    $     76.1    $     75.3    $     94.5    $     83.0    $    328.9
Amortization of
 developed
 technology
 (Alias)                           --            --            --           0.3           0.3
In-process
 research and
 development
 (Alias)                           --            --            --           7.9           7.9
Amortization of
 customer
 relationships,
 trademarks and
 deferred
 compensation
 (Alias)                           --            --            --           0.4           0.4
Income tax effect
 on difference
 between GAAP
 and non-GAAP
 total costs and
 expenses at the
 normalized
 rate                              --            --            --          (1.7)         (1.7)
Dividends
 received
 deduction
 benefit for
 prior fiscal
 years                             --          (1.9)        (10.6)           --         (12.5)
Non-recurring
 tax benefits                    (1.2)           --          (6.9)          1.3          (6.9)
Non-GAAP Net
 Income                    $     74.9    $     73.4    $     77.0    $     91.2    $    316.4

(5) GAAP Net
 Income Per
 Share
 (diluted)                 $     0.31    $     0.30    $     0.38    $     0.33    $     1.33
Amortization of
 developed
 technology
 (Alias)                           --            --            --          0.00          0.00
In-process
 research and
 development
 (Alias)                           --            --            --          0.04          0.04
Amortization of
 customer
 relationships,
 trademarks and
 deferred
 compensation
 (Alias)                           --            --            --          0.00          0.00
Income tax effect
 on difference
 between GAAP
 and non-GAAP
 total costs and
 expenses at the
 normalized
 rate                              --            --            --         (0.01)        (0.01)
Dividends
 received
 deduction
 benefit for
 prior fiscal
 years                             --         (0.01)        (0.04)           --         (0.05)
Non-recurring
 tax benefits                   (0.00)           --         (0.03)         0.01         (0.03)
Non-GAAP Net
 Income Per
 Share
 (diluted)                 $     0.30    $     0.29    $     0.31    $     0.37    $     1.28

SOURCE  Autodesk
    -0-                             02/28/2006
    /CONTACT: investors, Sue Pirri, +1-415-507-6467, or sue.pirri@autodesk.com, or John Clancy, +1-415-507-6373, or john.clancy@autodesk.com, or media, Caroline Kawashima, +1-415-547-2498, or caroline.kawashima@autodesk.com, or Nicole Pack, +1-415-507-6282, or nicole.pack@autodesk.com/
    /Web site:  http://www.autodesk.com /
    (ADSK)